EXHIBIT 99.1

Upexi Moves to High-Return Treasury Strategy

Also Updates Solana Holdings, Repurchases Shares

TAMPA, Fla., January 7, 2026 (GLOBE NEWSWIRE) -- Upexi, Inc. (NASDAQ: UPXI), a leading Solana-focused digital asset treasury company and consumer brands owner, announced that it will implement a risk-adjusted high yield strategy designed to materially enhance Solana treasury returns in 2026.  Upexi does not expect the implementation to cause any disruption to its Solana treasury operations.  The Company believes this strategic shift will allow it to pursue improved yields in a disciplined and prudent manner, increasing operational flexibility, and strengthening alignment between treasury activities and broader corporate objectives.

Upexi updated its Solana holdings, which now stand at 2,174,583 SOL as of January 5, 2026.  This represents a 3.2% increase from the 2,106,989 SOL as of October 31, 2025.  Lastly, Upexi disclosed that it repurchased 416,226 shares at an average price of $1.92, while CEO Allan Marshall purchased 200,000 shares in December.

“As part of this transition, we are focused on materially increasing total yield while maintaining a prudent risk profile, and we expect to provide additional details in the coming weeks,” stated Allan Marshall, CEO of Upexi.  “Despite a challenging market environment, we have remained active in deploying capital to create long-term shareholder value, including recent purchases of Solana and Upexi common stock.  We are confident in our ability to create value in any market environment and look forward to an active and successful 2026.”

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

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Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com

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